 November 2025

Amendment No. 1 dated April 20, 2026 relating to

Pricing Supplement No. 12,004

Registration Statement Nos. 333-293641; 333-293641-01

Dated November 28, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Auto-Callable Dual Directional Buffered PLUS due December 2, 2027

All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement, tax supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide for a minimum payment at maturity of only 10% of the stated principal amount. The securities will be automatically redeemed if the index closing value of the underlying index on the first determination date is greater than or equal to the initial index value, for an early redemption payment of $1,109.50 per security, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the initial index value, investors will receive the stated principal amount of their investment plus a return reflecting 150% of the upside performance of the underlying index. If the securities have not previously been redeemed and the final index value is less than the initial index value but has not decreased by an amount greater than the specified buffer amount, investors will receive the stated principal amount of their investment plus a positive return based on the absolute value of the performance of the underlying index, which will be effectively limited to a 10% return. However, if the securities are not redeemed prior to maturity and the final index value is less than the initial index value by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Accordingly, investors may lose up to 90% of the stated principal amount of the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment greater than the stated principal amount if the underlying index closes at or above the initial index value on the first determination date or, if the securities are not redeemed prior to maturity, the possibility of receiving a positive return if the underlying index closes above the initial index value, or below its initial index value but at or above its specified buffer amount, on the final determination date and the buffer feature that applies only to a limited range of performance of the underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying index:	Tokyo Stock Price Index
Aggregate principal amount:	$10,671,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 28, 2025
Original issue date:	December 3, 2025 (3 business days after the pricing date)
Maturity date:	December 2, 2027
Early redemption:

If, on the first determination date, the index closing value of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

The securities will not be redeemed early on the early redemption date if the index closing value of the underlying index is below the initial index value on the first determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount of $1,109.50, as set forth under “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption date:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. If such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than or equal to the initial index value:

$1,000 + ($1,000 × index percent change x 150%)

●If the final index value is less than the initial index value but has not decreased by an amount greater than the buffer amount of 10%:

$1,000 + ($1,000 × absolute index return)

●If the final index value has decreased by an amount greater than the buffer amount of 10%:

$1,000 × (index performance factor + 10%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $100 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$962.40 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$1,000	$20(1)
		$5(2)	$975
Total	$10,671,000	$266,775	$10,404,225

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each security.

(3)See “Use of proceeds and hedging” on page 16.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Auto-Callable Dual Directional Buffered PLUS due December 2, 2027

All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Principal at Risk Securities

Terms continued from previous page:
Buffer amount:

10%. As a result of the buffer amount of 10%, the value at or above which the underlying index must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is 3,040.596, which is 90% of the initial index value.

Minimum payment at maturity:	$100 per security (10% of the stated principal amount)
Initial index value:	3,378.44, which is the index closing value on the pricing date
Final index value:	The index closing value on the final determination date
Index percent change:	(Final index value – initial index value) / initial index value
Index performance factor:	Final index value divided by the initial index value
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return.
CUSIP / ISIN:	61779TMU8 / US61779TMU87
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Date and Early Redemption Payment

Determination Dates	Early Redemption Date		Early Redemption Payment (per $1,000 Security)*
1st determination date:	12/7/2026	Early redemption date:	12/10/2026	$1,109.50
Final determination date:	11/29/2027	See “Maturity date” above.		See “Payment at maturity” above.

November 2025 Page 2

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Auto-Callable Dual Directional Buffered PLUS due December 2, 2027

All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Principal at Risk Securities

Investment Summary

Auto-Callable Dual Directional Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Auto-Callable Dual Directional Buffered PLUS due December 2, 2027 All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the index closing value of the underlying index on the first determination date is greater than or equal to the initial index value, for an early redemption payment of $1,109.50, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the initial index value, investors will receive the stated principal amount of their investment plus a return reflecting 150% of the upside performance of the underlying index. If the securities have not previously been redeemed and the final index value is less than the initial index value but has not decreased by an amount greater than the specified buffer amount, investors will receive the stated principal amount of their investment plus a positive return based on the absolute value of the performance of the underlying index, which will be effectively limited to a 10% return. However, if the securities are not redeemed prior to maturity and the final index value is less than the initial index value by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Accordingly, investors may lose up to 90% of the stated principal amount of the securities.

Maturity:	Approximately 2 years
Automatic early redemption:

If, on the first determination date, the index closing value of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount, as follows*:

●1st determination date: $1,109.50

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than or equal to the initial index value:

$1,000 + ($1,000 × index percent change x 150%)

●If the final index value is less than the initial index value but has not decreased by an amount greater than the buffer amount of 10% from the initial index value:

$1,000 + ($1,000 × absolute index return)

●If the final index value has decreased by an amount greater than the buffer amount of 10% from the initial index value:

$1,000 × (index performance factor + 10%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $100 per security.

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Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $962.40.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amount, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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All Payments on the Securities Based on the Performance of the Tokyo Stock Price Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the index closing value of the underlying index on the first determination date is greater than or equal to the initial index value.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

If the underlying index closes at or above the initial index value on the first determination date, the securities will be automatically redeemed for the early redemption payment on the early redemption date. Investors do not participate in any appreciation of the underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and the underlying index appreciates

This scenario assumes that the underlying index closes below the initial index value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes above the initial index value. At maturity, investors will receive the stated principal amount of their investment plus a return reflecting 150% of the upside performance of the underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and the final index value of the underlying index is less than the initial index value but greater or equal to than the specified buffer amount

This scenario assumes that the underlying index closes below the initial index value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the initial index value, but has not decreased by an amount greater than the specified buffer amount of 10%. At maturity, investors will receive a 1% positive return on the securities for each 1% negative return on the underlying index. For example, if the final index value of the underlying index is 5% less than the initial index value, the securities will provide a total positive return of 5% at maturity. The maximum return investors may receive in this scenario is a positive 10% return at maturity.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that the underlying index closes below the initial index value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the initial index value by an amount greater than the buffer amount of 10%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying index from the initial index value beyond the buffer amount. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 90% of their investment in the securities.

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value on the first determination date, and the payment at maturity will be determined by reference to the index closing value on the final determination date. The actual early redemption payment and initial index value were determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount, as follows:

●1st determination date: $1,109.50

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than or equal to the initial index value:

$1,000 + ($1,000 × index percent change x 150%)

●If the final index value is less than the initial index value but has not decreased by an amount greater than the buffer amount of 10%:

$1,000 + ($1,000 × absolute index return)

●If the final index value has decreased by an amount greater than the buffer amount of 10%:

$1,000 × (index performance factor + 10%).

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $100 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	3,300

Automatic Call:

Example 1 — the securities are redeemed following the first determination date

Date	Index Closing Value	Payment (per Security)
1st Determination Date	3,600 (at or above the initial index value)	$1,109.50

In this example, on the first determination date, the index closing value is at or above the initial index value of the underlying index. Therefore, the securities are automatically redeemed on the early redemption date. Investors will receive a payment of $1,109.50 per security on the early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying index.

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How to calculate the payment at maturity:

In the following examples, the underlying index closes below the initial index value on the first determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Index Final Index Value	Payment at Maturity (per Security)
Example 1:	3,630 (at or above the initial index value)	$1,000 + ($1,000 × 10% x 150%) = $1,150
Example 2:	3,135 (below the initial index value but has not decreased from the initial index value by an amount greater than the buffer amount of 10%)	$1,000 + ($1,000 × 5%) = $1,050
Example 3:	990 (below the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10%)	$1,000 × [(990 / 3,300) + 10%] = $400

In example 1, the final index value is at or above the initial index value. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 150% of the appreciation of the underlying index. Investors receive $1,150 per security at maturity.

In example 2, the final index value has decreased from the initial index value but not by an amount greater than the buffer amount of 10%. Therefore, investors receive the stated principal amount plus a return reflecting the absolute value of the performance of the underlying index. Investors receive $1,050 per security at maturity. In this example, investors receive a positive return even though the underlying index declined by 5% due to the absolute return feature of the securities and because the underlying index has not declined beyond the specified buffer amount.

In example 3, the final index value has decreased from the initial index value by an amount greater than the buffer amount of 10%. Because the underlying index has declined below its specified buffer amount, the absolute return feature is no longer available and, investors are exposed to the downside performance of the underlying index at maturity beyond the buffer amount. Therefore, investors receive a payment at maturity of $400 per security.

If the securities are not redeemed prior to maturity and the final index value has decreased by more than the buffer amount of 10%, you will be exposed to the downside performance of the underlying index beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and up to 90%, of your investment in the securities.

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Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide a minimum payment at maturity of only 10% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount of the securities. If the securities have not been automatically redeemed prior to maturity and the final index value has decreased from the initial index value by an amount greater than the buffer amount of 10%, the absolute return feature will no longer be available and you will be exposed to the decline in the value of the underlying index, as compared to the initial index value, beyond the buffer amount, and you will receive for each security that you hold at maturity an amount that is less than the stated principal amount. You could lose up to 90% of your investment.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If the underlying index closes at or above the initial index value on the first determination date, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for the first determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of the underlying index, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying index on any day, including in relation to the initial index value, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying index or securities markets generally and which may affect the value of the underlying index, odividend rates on the securities underlying the underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying index and changes in the constituent stocks of such index, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of the underlying index at the time of sale is near or below 90% of the initial index value or if market interest rates rise.

You cannot predict the future performance of the underlying index based on its historical performance. If the final index value is less than 90% of the initial index value, you will be exposed on a 1-to-1 basis to the decline in the final index value beyond the buffer amount. There can be no assurance that you will not lose some or a significant portion of your investment. See “Tokyo Stock Price Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or

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anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed at any point other than the specified early redemption date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or

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maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying index and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value, and, therefore, could increase (i) the value at or above which the underlying index must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the value at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the final index value, whether the securities will be redeemed on the early redemption date and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an index closing value in the event of a market disruption event or discontinuance of the underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Index

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities.  Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the underlying stock, or engaging in transactions therein, and any such action could adversely affect the value of the underlying stock or the securities. These

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regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the component stocks of the underlying index or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.

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Tokyo Stock Price Index Overview

The Tokyo Stock Price Index, which we also refer to as the TOPIX® Index, is published by JPX Market Innovation & Research, Inc. (“JPXI”). The TOPIX® Index was developed by the TSE. Publication of the TOPIX® Index began on July 1, 1969, based on a base index value of 100 as of January 4, 1968. Prior to April 4, 2022, the TSE domestic stock market was divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE were divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer-established and more actively traded issues and the Second Section to smaller and newly listed companies. At that time, the component stocks of the TOPIX® Index consisted of all domestic common stocks listed on the First Section of the TSE. On April 4, 2022, JPXI began revisions to the TOPIX® Index in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, the Standard Market and the Growth Market. Stocks that were components of the TOPIX® Index as of April 1, 2022 continue to be included after the market restructuring, regardless of their new market segment. However, component stocks with tradeable share market capitalization of under JPY 10 billion are designated as “phased weighting reduction constituents,” and their weighting was gradually reduced in ten stages on the last business day of each quarter beginning in October 2022 and ending in January 2025. The TOPIX® Index is computed and published every second via the Market Information System, and is reported to securities companies, news media, and other institutions across Japan. For additional information about the TOPIX® Index, see the information set forth under “Tokyo Stock Price Index” in the accompanying index supplement.

Information as of market close on November 28, 2025:

Bloomberg Ticker Symbol:	TPX	52 Week High (on 11/13/2025):	3,381.72
Current Index Value:	3,378.44	52 Week Low (on 4/7/2025):	2,288.66
52 Weeks Ago:	2,687.28

The following graph sets forth the daily index closing values of the underlying index for the period from January 1, 2020 through November 28, 2025. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the underlying index for each quarter in the same period. The index closing value of the underlying index on November 28, 2025 was 3,378.44. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the value of the underlying index at any time, including on the determination dates.

Tokyo Stock Price Index Daily Index Closing Values January 1, 2020 to November 28, 2025

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Tokyo Stock Price Index	High	Low	Period End
2020
First Quarter	1,744.16	1,236.34	1,403.04
Second Quarter	1,630.72	1,325.13	1,558.77
Third Quarter	1,661.93	1,496.06	1,625.49
Fourth Quarter	1,819.18	1,579.33	1,804.68
2021
First Quarter	2,012.21	1,791.22	1,954.00
Second Quarter	1,983.54	1,849.04	1,943.57
Third Quarter	2,118.87	1,880.68	2,030.16
Fourth Quarter	2,055.56	1,926.37	1,992.33
2022
First Quarter	2,039.27	1,758.89	1,946.40
Second Quarter	1,969.98	1,818.94	1,870.82
Third Quarter	2,006.99	1,835.94	1,835.94
Fourth Quarter	2,018.80	1,847.58	1,891.71
2023
First Quarter	2,071.09	1,868.15	2,003.50
Second Quarter	2,300.36	1,961.28	2,288.60
Third Quarter	2,430.30	2,221.48	2,323.39
Fourth Quarter	2,391.05	2,218.89	2,366.39
2024
First Quarter	2,813.22	2,378.79	2,768.62
Second Quarter	2,809.63	2,626.32	2,809.63
Third Quarter	2,929.17	2,227.15	2,645.94
Fourth Quarter	2,801.68	2,618.32	2,784.92
2025
First Quarter	2,815.47	2,658.73	2,658.73
Second Quarter	2,852.84	2,288.66	2,852.84
Third Quarter	3,187.02	2,811.72	3,137.60
Fourth Quarter (through November 28, 2025)	3,381.72	3,087.40	3,378.44

“TOPIX®” and “TOPIX® Index” are trademarks of JPXI. For more information, see “Tokyo Stock Price Index” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement, tax supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	JPX Market Innovation & Research, Inc. or any successor thereof
Auto-callable dual directional buffered PLUS:	The accompanying product supplement refers to these auto-callable dual directional buffered PLUS as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the first determination date, give notice of the early redemption of the securities and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying index, in futures and/or options contracts on the underlying index or its component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value, and, as a result, increase (i) the level at or above which the underlying index must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the level at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each security. The costs included in the original issue price of the securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan

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Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities, the index supplement and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement, in the tax supplement or in the prospectus.

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